Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steven J. Quinlan
Neogen Vice President and CFO
517/372-9200

Neogen announces management change

LANSING, Mich., Sept. 22, 2017 — Neogen Corporation (NASDAQ: NEOG) announced today that Richard E. Calk Jr., formerly president and chief operating officer, has resigned from the company to pursue alternative opportunities.

Calk’s duties have been assumed by John Adent, who will now serve as president and chief executive officer. Adent joined the company as chief executive officer on July 17, 2017.

Neogen Corporation develops and markets products dedicated to food and animal safety. The company’s Food Safety Division markets dehydrated culture media and diagnostic test kits to detect foodborne bacteria, natural toxins, food allergens, drug residues, plant diseases and sanitation concerns. Neogen’s Animal Safety Division is a leader in worldwide biosecurity products, animal genomics testing, and the manufacturing and distribution of a variety of animal healthcare products, including diagnostics, pharmaceuticals and veterinary instruments.

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